EXHIBIT 99.1

Upexi Partners with Blueprint to Stake Solana Treasury Assets

TAMPA, FL – June 30, 2026 -- -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced a strategic partnership with Blueprint, the institutional staking and digital-asset infrastructure affiliate of Hivemind Capital Partners, to stake a portion of its Solana holdings.

Through this partnership, Upexi will stake SOL with Blueprint’s institutional-grade Solana validator, leveraging the platform’s high-performance infrastructure, security standards, and track record of industry-leading validator performance.

“Staking with Blueprint strengthens our long-term strategy to responsibly grow our SOL holdings while supporting the Solana network,” said Allan Marshall, Chief Executive Officer of Upexi. “Blueprint’s institutional-grade validator operations, top performance, and transparent reporting make them an ideal partner as we scale our treasury strategy and contribute to the decentralization of Solana.”

Blueprint operates a publicly available Solana validator designed for performance, resiliency, and operational excellence. The validator is underpinned by a highly resilient infrastructure stack, real-time monitoring, and professionalized uptime management essential for sophisticated treasury operators.

“Upexi is one of the largest and most disciplined SOL treasury managers in the ecosystem,” said Jake Greenstein, CEO of Blueprint. “We’re proud to support Upexi with high-performance Solana staking and to partner on the shared goal of strengthening network decentralization and performance. Large-scale organizations need institutional tooling they can trust, and Blueprint is built specifically for that.”

Upexi’s engagement with Blueprint reflects the company’s commitment to maximizing yield, enhancing operational rigor, and participating responsibly in Solana’s long-term growth. Blueprint’s staking solution provides:

•	Institutional-grade infrastructure purpose-built for performance, uptime, resiliency, and secure network participation
•	Public and white label validators with performance metrics accessible to all delegators
•	Holistic staking support, including reporting, monitoring, and operational oversight
•	Alignment with network decentralization, helping distribute stake across high-quality operators
•	Flexible economic model to align with business use cases

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Beyond staking, Blueprint offers a modular platform for institutional digital-asset managers, offering teams the following through standalone tools or through a unified end-to-end platform:

•	Customizable DAT-specific dashboards for public and internal use
•	Portfolio management tooling for visibility across venues, custom metrics, etc.
•	Audit-ready reporting to track balances and transaction history

About Upexi, Inc.:

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much SOL as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

About Blueprint:

Blueprint is the institutional orchestration platform for digital assets. Built for asset managers, treasuries, service providers, and more, Blueprint unifies staking, portfolio management, and data infrastructure into a single, secure environment. The platform provides institutional-grade validator operations, real-time insights across wallets and venues, audit-ready reporting, and tools designed to streamline the operational complexity of onchain finance. Blueprint enables organizations to manage, grow, and steward digital-asset portfolios with confidence. Please reach out to sales@theblueprint.xyz for more information.

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Forward Looking Statements:

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the potential exercise of the warrants and the potential additional gross proceeds from such exercise, and the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

Brian.rudick@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

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